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                                                                   EXHIBIT 3.1.2

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                                    WESTCORP

      The undersigned certify that:

      1. They are the President and Secretary, respectively, of Westcorp, a California Corporation (the "Corporation").

      2. Paragraph C of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in full to read as follows:

      "C. Election of Directors. The Directors of the Corporation shall each be elected at the annual meeting of shareholders to serve for a term of one year. Notwithstanding the foregoing provisions of this Article, each Director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of Directors constituting the Board of Directors, nor any change from a classified board to a nonclassified board, shall shorten the term of any incumbent Director whose term has not expired on the date at which this paragraph is approved by the shareholders of Westcorp, but shall be applicable to Directors elected on the date at which this paragraph is approved by the shareholders of Westcorp.

      Once duly elected and qualified, such Director shall serve until the expiration of his current term, or his prior resignation, disqualification, disability or removal. No decrease in the number of Directors constituting the Board of Directors, nor any change from a classified board to a nonclassified board, shall shorten the term of any incumbent Director whose term has not expired on the date at which this paragraph is approved by the shareholders of Westcorp, but shall be applicable to directors elected on the date at which this paragraph is approved by the shareholders of Westcorp."

      3. Paragraph D of ARTICLE IV of the Articles of Incorporation of the Corporation is amended in full to read as follows:

      "D. Newly Created Directorships and Vacancies. Any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office, an increase in the number of authorized Directors, or other cause shall be filled by affirmative vote of a majority of the Directors, although less than a quorum, or by the sole remaining Director, or, in the event of the failure of the Directors or sole remaining Director so to act, by the shareholders at the next election of Directors. Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. A Director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the Directors then in office although less than a quorum of the Board of Directors, to serve until the

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next election of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director."

      4. The foregoing amendments of the Articles of Incorporation of the Corporation have been duly approved by the Board of Directors of the Corporation.

      5. The foregoing amendments of the Articles of Incorporation of the Corporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of the corporation entitled to vote with respect to the amendment is 51,782,995 common shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the common shares. No preferred shares have been issued.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: April 26, 2004

                                                   /s/ Thomas A. Wolfe
                                                  -----------------------------
                                                  Thomas A. Wolfe, President

                                                   /s/ Guy Du Bose
                                                  -----------------------------
                                                  Guy Du Bose, Secretary

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